FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Nikki Klemmer, 615-743-6132
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PNFP REPORTS DILUTED EARNINGS PER SHARE OF $0.62 FOR 3Q 2015
Excluding merger-related charges, diluted EPS was a record $0.66 for 3Q 2015

NASHVILLE, TN, Oct. 20, 2015 – Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) reported net income per diluted common share of $0.62 for the quarter ended Sept. 30, 2015, compared to net income per diluted common share of $0.52 for the quarter ended Sept. 30, 2014, an increase of 19.2 percent. Net income per diluted common share was $1.86 for the nine months ended Sept. 30, 2015, compared to net income per diluted common share of $1.48 for the nine months ended Sept. 30, 2014, an increase of 25.7 percent.
Excluding pre-tax merger-related charges of $2.2 million and $2.3 million for the three months and nine months ended Sept. 30, 2015, respectively, net income per diluted common share was $0.66 for the three months ended Sept. 30, 2015, or a 26.9 percent increase over the same period last year, and $1.90 for the nine months ended Sept. 30, 2015, or a 28.4 percent increase over the nine-month period ended Sept. 30, 2014.
Pinnacle completed the acquisitions of CapitalMark Bank & Trust (CapitalMark) on July 31, 2015 and Magna Bank (Magna) on Sept. 1, 2015. On July 31, 2015, CapitalMark had total assets of approximately $1.2 billion, gross loans of approximately $879.8 million, total deposits of approximately $971.1 million and operated four bank offices in or near Chattanooga and Knoxville, TN. On Sept. 1, 2015, Magna had total assets of approximately $569.3 million, gross loans of approximately $498.8 million, total deposits of approximately $464.1 million and operated five bank offices serving the Memphis, TN market. The financial statements accompanying this press release and the financial condition and results of operations described herein reflect the impact of the acquisitions beginning on the respective acquisition dates and are subject to future refinements to the firm's purchase accounting adjustments.
"The third quarter was an exceptional one for our firm in terms of ongoing execution of our growth plans, resulting in record earnings growth," said M. Terry Turner, Pinnacle's president and chief executive officer. "With the accelerated closing of both the CapitalMark and Magna mergers during the quarter, our associates are now focused on the successful completion of the upcoming technology conversions and the complete integration of these two very valuable franchises into our firm."

GROWING THE CORE EARNINGS CAPACITY OF THE FIRM:
•	Revenues (excluding securities gains and losses) for the quarter ended Sept. 30, 2015 were a record $83.5 million, an increase of $12.2 million from $71.3 million in the second quarter of 2015. Revenues (excluding securities gains and losses) increased 33.8 percent over the same quarter last year. The firm estimated that revenues from CapitalMark and Magna amounted to approximately $10.7 million during the third quarter.
•	Loans at Sept. 30, 2015 were a record $6.336 billion, an increase of $1.506 billion from June 30, 2015 and $1.915 billion from Sept. 30, 2014, reflecting year-over-year growth of 43.3 percent.
o
Approximately $1.3 billion in loan balances at Sept. 30, 2015 were attributable to the former CapitalMark and Magna franchises. Loans attributable to these franchises grew approximately $258.3 million, or 19.0 percent, from loan balances reported as of Sept. 30, 2014.

o
Excluding the impact of loans attributable to the CapitalMark and Magna franchises, legacy Pinnacle loans grew during the third quarter approximately $173.4 million, which was a 14.4 percent annualized growth rate.

•	Average balances of noninterest-bearing deposit accounts were $1.690 billion in the third quarter of 2015 and represented approximately 28.6 percent of total average deposit balances for the quarter.
o	Third quarter 2015 average noninterest-bearing deposits increased 28.3 percent over the same quarter last year.
o
Approximately $142.0 million of the $252.3 million increase in average balances of noninterest bearing deposit accounts from June 30, 2015 is attributable to the former CapitalMark and Magna franchises.

o
Excluding the impact of average non-interest bearing deposit accounts attributable to CapitalMark and Magna, average non-interest bearing deposit accounts for the legacy Pinnacle franchise grew $110.3 million during the third quarter, or 30.7 percent in annualized growth.

"The rapid rate of growth in loan and core deposit volumes in the legacy Pinnacle footprint is likely not a surprise to anyone," Turner said. "However, the equally rapid rate of growth in loans and core deposits in our newly acquired franchises during this period of merger and integration is a testament to our new Pinnacle associates and the quality of the franchises they have built. Additionally, our ongoing recruitment efforts this year in Nashville and Knoxville have added 19 revenue-producing associates as we continue to invest in future growth. This level of recruitment is significantly higher than that of the past few years."

FOCUSING ON PROFITABILITY:
•	The firm's net interest margin was 3.66 percent for the quarter ended Sept. 30, 2015, compared to 3.65 percent last quarter and 3.79 percent for the quarter ended Sept. 30, 2014.
•
Return on average assets was 1.27 percent for the third quarter of 2015, compared to 1.44 percent for the second quarter of 2015 and 1.25 percent for the same quarter last year. Excluding merger-related charges, return on average assets was 1.35 percent for the third quarter of 2015.

•
Third quarter 2015 return on average tangible equity amounted to 14.04 percent, compared to 15.39 percent for the second quarter of 2015 and 13.69 percent for the same quarter last year. Excluding merger-related charges, return on average tangible equity amounted to 14.84 percent for the third quarter of 2015.

"We are very pleased with our operating metrics this quarter and continue to believe our metrics compare favorably to most peer groups," said Harold R. Carpenter, Pinnacle's chief financial officer.  "We are now in the best banking markets in Tennessee, and even though pricing remains very competitive, we still continue to see significant opportunities to take market share and grow volumes at acceptable spreads."

OTHER THIRD QUARTER 2015 HIGHLIGHTS:
•	Revenue growth
o
Net interest income for the quarter ended Sept. 30, 2015 increased to a record $62.1 million, compared to $51.8 million for the second quarter of 2015 and $49.5 million for the third quarter of 2014. Net interest income for the nine-month period ended Sept. 30, 2015 increased 25.3 percent as compared to the same period in 2014.

o	Noninterest income for the quarter ended Sept. 30, 2015 increased to a record $21.4 million, compared to $20.0 million for the second quarter of 2015 and $12.9 million for the same quarter last year. Noninterest income for the nine months ended Sept. 30, 2015 increased 56.8 percent as compared to the same period in 2014.
▪
Wealth management revenues, which include investment, trust and insurance services, were $5.1 million for the quarter ended Sept. 30, 2015, compared to $4.7 million for the quarter ended June 30, 2015. Wealth management revenues were $4.5 million for the same quarter last year, resulting in a year-over-year growth rate of 12.6 percent.

▪
Income from the firm's investment in Bankers Healthcare Group (BHG) was $5.3 million for the quarter ended Sept. 30, 2015, compared to $4.3 million for the quarter ended June 30, 2015. The firm's investment in BHG contributed slightly less than $0.07 in diluted earnings per share in both the second and third quarters of 2015.

"We continue to see growth in bottom-line earnings during this extended rate cycle," said Carpenter. "Our emphasis on floating rate credit, as we approach what many believe to be the onset of rising short-term rates, should benefit us in future periods. Fortunately, we operate in robust markets that provide us opportunities to expand our loan volumes and create ongoing revenue growth even during this challenging rate environment. We are also excited about our market extensions into Chattanooga and Memphis and look forward to the additional revenue opportunities that we believe are available to us in those markets."

•	Noninterest expense
o
Noninterest expense for the quarter ended Sept. 30, 2015 was $45.1 million, compared to $36.7 million in the second quarter of 2015 and $34.4 million in the same quarter last year. The firm estimated that CapitalMark's and Magna's expense base contributed approximately $6.5 million to the firm's quarterly expense amount.

▪
Salaries and employee benefits were $27.7 million in the third quarter of 2015, compared to $23.8 million in the second quarter of 2015 and $21.7 million in the same quarter last year. Approximately $3.1 million of the salaries and employee benefits during the third quarter of 2015 were attributable to CapitalMark and Magna.

▪
Merger-related expenses were approximately $2.3 million during the nine months ended Sept. 30, 2015. The firm will continue to incur merger-related expenses in future periods  primarily due to increased training costs and the conversions of technology systems, which are scheduled to occur in the fourth quarter of 2015 for Magna and the first quarter of 2016 for CapitalMark.

▪	The efficiency ratio for the third quarter of 2015 increased to 54.1 percent and the ratio of noninterest expenses to average assets increased to 2.38 percent, including merger related charges.
▪
The firm's headcount increased to 1,073.5 FTE's at Sept. 30, 2015, including 103 and 141 FTE's from our acquisitions of CapitalMark and Magna, respectively. The firm has identified approximately 57 positions that are slated for elimination after the technology conversions.

            "Excluding merger and other charges, our efficiency ratio for the third quarter was 52.2 percent, and the ratio of expenses to average assets declined to 2.30 percent, now at our long-term target range," Carpenter said.  "We are very pleased with these results, especially after the increased hiring we have experienced this year. We believe that we should increase our operating leverage still further in future periods, especially after the technology conversions for CapitalMark and Magna take place."

•	Asset quality
o	Nonperforming assets increased to $35.1 million at Sept. 30, 2015, compared to $24.3 million at June 30, 2015 and $34.0 million at Sept. 30, 2014. Nonperforming assets increased to 0.55 percent of total loans and ORE at Sept. 30, 2015, compared to 0.50 percent at June 30, 2015 and 0.77 percent at Sept. 30, 2014. Approximately, $14.3 million of nonperforming assets at Sept. 30, 2015, were attributable to assets acquired from CapitalMark and Magna.
o	The allowance for loan losses represented 1.01 percent of total loans at Sept. 30, 2015, compared to 1.36 percent at June 30, 2015 and 1.50 percent at Sept. 30, 2014. The decrease is attributable to the inclusion of CapitalMark and Magna loans, which were recorded at their fair value upon acquisition date, and improvements in overall loan quality for the legacy Pinnacle portfolio.The ratio of the allowance for loan losses to nonperforming loans was 210.5 percent at Sept. 30, 2015, compared to 373.6 percent at June 30, 2015 and 305.6 percent at Sept. 30, 2014.
▪
Net charge-offs were $4.0 million for the quarter ended Sept. 30, 2015, compared to $1.9 million for the second quarter of 2015 and $1.6 million for the quarter ended Sept. 30, 2014. Annualized net charge-offs as a percentage of average loans for the quarter ended Sept. 30, 2015 were 0.20 percent, compared to 0.11 percent for the quarter ended Sept. 30, 2014.

▪	Provision for loan losses increased to $2.2 million in the third quarter of 2015 from $1.2 million in the second quarter of 2015 and $851,000 in the third quarter of 2014.

BOARD OF DIRECTORS DECLARES DIVIDEND
On Oct. 20, 2015, Pinnacle's Board of Directors also declared a $0.12 per share cash dividend to be paid on Nov. 27, 2015 to common shareholders of record as of the close of business on Nov. 6, 2015. The amount and timing of any future dividend payments to common shareholders will be subject to the discretion of Pinnacle's Board of Directors.

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. (CDT) on Oct. 21, 2015 to discuss third quarter 2015 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle's website at www.pnfp.com.
For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle's website at www.pnfp.com for 90 days following the presentation.
Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. Pinnacle's focus begins in recruiting top financial professionals. Great Place to Work® named Pinnacle one of the best workplaces in the United States on its 2014 Best Small & Medium Workplaces list published in FORTUNE magazine. The American Banker also recognized Pinnacle as the third best bank to work for in the country.
The firm began operations in a single downtown Nashville location in October 2000 and has since grown to more than $8.5 billion in assets at Sept. 30, 2015. As the second-largest bank holding company headquartered in Tennessee, Pinnacle operates in the state's four largest markets, Nashville, Memphis, Knoxville and Chattanooga, as well as several surrounding counties.
Additional information concerning Pinnacle, which is included in the NASDAQ Financial-100 Index, can be accessed at www.pnfp.com.

###

FORWARD-LOOKING STATEMENTS

Certain of the statements in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "anticipate," "goal," "objective," "intend," "plan," "believe," "should," "hope," "pursue," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Pinnacle Financial to differ materially from any results expressed or implied by such forward-looking statements. Such risks include, without limitation, (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) continuation of the historically low short-term interest rate environment; (iii) the inability of Pinnacle Financial to maintain the historical growth of its loan portfolio; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets; (vi) increased competition with other financial institutions; (vii) greater than anticipated adverse conditions in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA, the Knoxville MSA, the Chattanooga, TN-GA MSA and the Memphis, TN-MS-AR MSA, particularly in commercial and residential real estate markets; (viii) rapid fluctuations or unanticipated changes in interest rates on loans or deposits; (ix) the results of regulatory examinations; (x) the ability to retain large, uninsured deposits; (xi) the development of any new market other than the Nashville, Knoxville, Chattanooga or Memphis MSAs; (xii) a merger or acquisition; (xiii) risks of expansion into new geographic or product markets, like the recent expansion into the Chattanooga and Memphis MSAs; (xiv) any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets; (xv) reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Pinnacle Financial), to retain financial advisors (including those at CapitalMark Bank & Trust  and Magna Bank) or otherwise to attract customers from other financial institutions; (xvi) further deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xvii) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies and required capital maintenance levels; (xviii) risks associated with litigation, including the applicability of insurance coverage; (xix) the risk that the cost savings and any revenue synergies from the recent mergers with CapitalMark and Magna may not be realized or take longer than anticipated to be realized; (xx) disruption from the CapitalMark and Magna mergers with customers, suppliers or employee relationships; (xxi) the risk of successful integration of CapitalMark's and Magna's business with ours; (xxii) the amount of the costs, fees, expenses and charges related to the CapitalMark and Magna mergers; (xxiii) reputational risk and the reaction of Pinnacle Financial's, CapitalMark's and Magna's customers to the recent CapitalMark and Magna mergers; (xxiv) the risk that the integration of CapitalMark's and Magna's operations with Pinnacle Financial's will be materially delayed or will be more costly or difficult than expected; (xxv) approval of the declaration of any dividend by Pinnacle Financial's board of directors; (xxvi) the vulnerability of our network and online banking portals to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xxvii) the possibility of increased compliance costs as a result of increased regulatory oversight, including oversight of companies in which Pinnacle Financial has significant investments, and the development of additional banking products for our corporate and consumer clients; (xxviii) the risks associated with our being a minority investor in Bankers Healthcare Group, LLC, including the risk that the owners of a majority of the equity interests in Bankers Healthcare Group decide to sell the company; and (xxix) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments arising out of current unsettled conditions in the economy, including implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. A more detailed description of these and other risks is contained herein and in Pinnacle Financial's most recent annual report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2015 and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on May 8, 2015 and August 7, 2015. Many of such factors are beyond Pinnacle Financial's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this report, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

	September 30, 2015	June 30, 2015	December 31, 2014
ASSETS
Cash and noninterest-bearing due from banks	$68,595,726	$66,487,191	$48,741,692
Interest-bearing due from banks	245,289,355	201,761,829	134,176,054
Federal funds sold and other	13,153,196	4,698,433	4,989,764
Cash and cash equivalents	327,038,277	272,947,453	187,907,510

Securities available-for-sale, at fair value	972,295,754	806,221,152	732,054,785
Securities held-to-maturity (fair value of $31,850,119, $33,830,072 and $38,788,870
at September 30, 2015, June 30, 2015 and December 31, 2014, respectively)	31,698,000	33,914,863	38,675,527
Residential mortgage loans held-for-sale	47,671,890	31,542,696	14,038,914
Commercial loans held-for-sale	20,236,426	-	-

Loans	6,335,988,628	4,830,353,621	4,590,026,505
Less allowance for loan losses	(63,758,390)	(65,572,050)	(67,358,639)
Loans, net	6,272,230,238	4,764,781,571	4,522,667,866

Premises and equipment, net	81,527,013	73,633,237	71,576,016
Equity method investment	81,763,986	82,892,986	-
Accrued interest receivables	21,510,180	17,125,955	16,988,407
Goodwill	425,150,723	243,290,816	243,529,010
Core deposit and other intangible assets	11,640,802	2,438,245	2,893,072
Other real estate owned	4,772,567	6,792,503	11,186,414
Other assets	247,262,954	180,962,299	176,730,276
Total assets	$8,544,798,810	$6,516,543,776	$6,018,247,797

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$1,876,910,141	$1,473,086,196	$1,321,053,083
Interest-bearing	1,293,247,497	1,071,433,689	1,005,450,690
Savings and money market accounts	2,691,218,826	2,031,801,876	2,024,957,383
Time	739,302,052	417,289,165	431,143,756
Total deposits	6,600,678,516	4,993,610,926	4,782,604,912
Securities sold under agreements to repurchase	68,077,412	61,548,547	93,994,730
Federal Home Loan Bank advances	545,329,689	445,345,050	195,476,384
Subordinated debt and other borrowings	142,476,000	133,908,292	96,158,292
Accrued interest payable	1,703,146	637,036	631,682
Other liabilities	52,308,493	40,103,864	46,688,416
Total liabilities	7,410,573,256	5,675,153,715	5,215,554,416

Stockholders' equity:
Preferred stock, no par value; 10,000,000 shares authorized;
no shares issued and outstanding	-	-	-
Common stock, par value $1.00; 90,000,000 shares authorized;
40,802,904 shares, 35,977,987 shares and 35,732,483 shares
issued and outstanding at September 30, 2015, June 30, 2015
and December 31, 2014, respectively	40,802,904	35,977,987	35,732,483
Additional paid-in capital	835,279,986	567,945,383	561,431,449
Retained earnings	256,648,129	237,243,866	201,371,081
Accumulated other comprehensive income, net of taxes	1,494,535	222,825	4,158,368
Stockholders' equity	1,134,225,554	841,390,061	802,693,381
Total liabilities and stockholders' equity	$8,544,798,810	$6,516,543,776	$6,018,247,797

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,
	2015	2015	2014	2015	2014
Interest income:
Loans, including fees	$61,453,541	$50,325,643	$47,510,761	$161,245,890	$136,296,125
Securities
Taxable	3,953,948	3,460,243	3,469,311	10,858,790	10,817,854
Tax-exempt	1,416,954	1,400,479	1,533,029	4,300,740	4,694,438
Federal funds sold and other	367,671	316,286	268,455	967,935	828,335
Total interest income	67,192,114	55,502,651	52,781,556	177,373,355	152,636,752

Interest expense:
Deposits	3,587,048	2,592,476	2,435,426	8,610,266	7,512,428
Securities sold under agreements to repurchase	39,437	29,371	38,702	99,725	100,546
Federal Home Loan Bank advances and other borrowings	1,506,528	1,050,119	770,367	3,505,199	2,352,501
Total interest expense	5,133,013	3,671,966	3,244,495	12,215,190	9,965,475
Net interest income	62,059,101	51,830,685	49,537,061	165,158,165	142,671,277
Provision for loan losses	2,227,937	1,186,116	851,194	3,729,144	1,593,180
Net interest income after provision for loan losses	59,831,164	50,644,569	48,685,867	161,429,021	141,078,097

Noninterest income:
Service charges on deposit accounts	3,258,058	3,075,655	2,912,617	9,246,262	8,669,229
Investment services	2,525,980	2,399,054	2,353,118	7,184,474	6,645,362
Insurance sales commissions	1,102,859	1,105,783	1,037,043	3,721,260	3,566,835
Gains on mortgage loans sold, net	1,894,731	1,652,111	1,352,976	5,488,096	4,256,451
Investment gains on sales, net	-	556,014	29,221	562,017	29,221
Trust fees	1,437,039	1,230,415	1,109,278	3,979,439	3,326,877
Income from equity method investment	5,285,000	4,266,154	-	12,752,456	-
Other noninterest income	5,906,747	5,733,592	4,094,200	16,988,490	11,724,284
Total noninterest income	21,410,414	20,018,778	12,888,453	59,922,494	38,218,259

Noninterest expense:
Salaries and employee benefits	27,745,643	23,774,558	21,721,663	75,051,061	65,244,092
Equipment and occupancy	6,932,758	5,877,971	6,477,076	18,856,952	18,103,458
Other real estate, net	(686,071)	(114,567)	417,197	(405,350)	1,294,355
Marketing and other business development	1,252,270	1,186,165	945,805	3,398,185	2,919,696
Postage and supplies	795,403	731,219	569,707	2,175,873	1,674,515
Amortization of intangibles	602,545	227,413	236,163	1,057,372	711,514
Merger related expenses	2,248,569	59,053	-	2,307,622	-
Other noninterest expense	6,215,863	5,005,513	3,991,944	16,243,612	11,959,708
Total noninterest expense	45,106,980	36,747,325	34,359,555	118,685,327	101,907,338
Income before income taxes	36,134,598	33,916,022	27,214,765	102,666,188	77,389,018
Income tax expense	11,985,846	11,252,191	9,017,943	34,010,894	25,655,089
Net income	$24,148,752	$22,663,831	$18,196,822	$68,655,294	$51,733,929

Per share information:
Basic net income per common share	$0.64	$0.65	$0.52	$1.91	$1.49
Diluted net income per common share	$0.62	$0.64	$0.52	$1.86	$1.48

Weighted average shares outstanding:
Basic	37,828,324	35,128,856	34,762,206	36,009,658	34,688,064
Diluted	38,792,783	35,554,683	35,155,224	36,944,169	35,069,764

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	September	June	March	December	September	June
	2015	2015	2015	2014	2014	2014

Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$2,192,151	1,671,729	1,560,683	1,544,091	1,478,869	1,457,335
Consumer real estate - mortgage loans	1,044,276	740,641	723,907	721,158	706,801	698,528
Construction and land development loans	674,926	372,004	324,462	322,466	322,090	292,875
Commercial and industrial loans	2,178,535	1,819,600	1,810,818	1,784,729	1,724,086	1,697,634
Consumer and other	246,101	226,380	225,402	217,583	189,405	169,190
Total loans	6,335,989	4,830,354	4,645,272	4,590,027	4,421,251	4,315,562
Allowance for loan losses	(63,758)	(65,572)	(66,242)	(67,359)	(66,160)	(66,888)
Securities	1,003,994	840,136	808,294	770,730	753,028	782,066
Total assets	8,544,799	6,516,544	6,314,346	6,018,248	5,865,703	5,788,792
Noninterest-bearing deposits	1,876,910	1,473,086	1,424,971	1,321,053	1,357,934	1,324,358
Total deposits	6,600,679	4,993,611	4,789,309	4,782,605	4,662,331	4,651,513
Securities sold under agreements to repurchase	68,077	61,549	68,053	93,995	64,773	62,273
FHLB advances	545,330	445,345	455,444	195,476	215,524	170,556
Subordinated debt and other borrowings	142,476	133,908	135,533	96,158	96,783	97,408
Total stockholders' equity	1,134,226	841,390	824,151	802,693	781,934	764,382

Balance sheet data, quarterly averages:
Total loans	$5,690,246	4,736,818	4,624,952	4,436,411	4,358,473	4,251,900
Securities	925,506	836,425	788,550	760,328	767,895	782,436
Total earning assets	6,844,784	5,764,514	5,581,508	5,382,479	5,264,591	5,187,589
Total assets	7,514,633	6,319,712	6,102,523	5,855,421	5,752,776	5,673,615
Noninterest-bearing deposits	1,689,599	1,437,276	1,342,603	1,373,745	1,317,091	1,202,740
Total deposits	5,898,369	4,884,506	4,791,944	4,758,402	4,655,047	4,518,963
Securities sold under agreements to repurchase	71,329	61,355	66,505	82,970	66,429	59,888
FHLB advances	393,825	388,963	290,016	95,221	135,920	224,432
Subordinated debt and other borrowings	147,619	135,884	121,033	96,722	100,404	99,015
Total stockholders' equity	986,325	836,791	815,706	796,338	774,032	757,089

Statement of operations data, for the three months ended:
Interest income	$67,192	55,503	54,679	53,533	52,782	50,564
Interest expense	5,133	3,672	3,410	3,220	3,245	3,338
Net interest income	62,059	51,831	51,269	50,313	49,537	47,226
Provision for loan losses	2,228	1,186	315	2,041	851	254
Net interest income after provision for loan losses	59,831	50,645	50,954	48,272	48,686	46,972
Noninterest income	21,410	20,019	18,493	14,384	12,888	12,598
Noninterest expense	45,107	36,747	36,830	34,391	34,360	33,902
Income before taxes	36,134	33,917	32,617	28,264	27,215	25,668
Income tax expense	11,985	11,252	10,774	9,527	9,018	8,498
Net income	$24,149	22,665	21,843	18,737	18,197	17,170

Profitability and other ratios:
Return on avg. assets (1)	1.27%	1.44%	1.45%	1.27%	1.25%	1.21%
Return on avg. equity (1)	9.71%	10.86%	10.86%	9.33%	9.33%	9.10%
Return on avg. tangible common equity (1)	14.04%	15.39%	15.56%	13.52%	13.69%	13.50%
Dividend payout ratio (18)	19.92%	20.78%	22.22%	16.67%	17.58%	18.29%
Net interest margin (1) (2)	3.66%	3.65%	3.78%	3.76%	3.79%	3.71%
Noninterest income to total revenue (3)	25.65%	27.86%	26.51%	22.23%	20.65%	21.06%
Noninterest income to avg. assets (1)	1.13%	1.27%	1.23%	0.97%	0.89%	0.89%
Noninterest exp. to avg. assets (1)	2.38%	2.33%	2.45%	2.33%	2.37%	2.40%
Noninterest expense (excluding ORE, FHLB
prepayment charges, and merger related expense)
to avg. assets (1)	2.30%	2.31%	2.42%	2.37%	2.34%	2.38%
Efficiency ratio (4)	54.04%	51.14%	52.79%	53.16%	55.04%	56.67%
Avg. loans to average deposits	96.47%	96.98%	96.52%	93.23%	93.63%	94.09%
Securities to total assets	11.75%	12.89%	12.80%	12.81%	12.84%	13.51%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended			Three months ended
	September 30, 2015			September 30, 2014
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$5,690,246	$61,454	4.33%	$4,358,473	$47,511	4.34%
Securities
Taxable	758,148	3,954	2.07%	598,713	3,469	2.30%
Tax-exempt (2)	167,358	1,417	4.49%	169,182	1,533	4.80%
Federal funds sold and other	229,032	368	0.64%	138,223	269	0.92%
Total interest-earning assets	6,844,784	67,193	3.93%	5,264,591	$52,782	4.03%
Nonearning assets
Intangible assets	325,053			246,821
Other nonearning assets	344,796			241,364
Total assets	$7,514,633			$5,752,776

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$1,169,502	$656	0.22%	$871,620	$366	0.17%
Savings and money market	2,427,660	2,129	0.35%	1,997,900	1,427	0.28%
Time	611,608	802	0.52%	468,436	643	0.54%
Total interest-bearing deposits	4,208,770	3,587	0.34%	3,337,956	2,436	0.29%
Securities sold under agreements to repurchase	71,329	39	0.22%	66,429	39	0.23%
Federal Home Loan Bank advances	393,825	331	0.33%	135,920	150	0.44%
Subordinated debt and other borrowings	147,619	1,177	3.16%	100,404	620	2.45%
Total interest-bearing liabilities	4,821,543	5,134	0.42%	3,640,709	3,245	0.35%
Noninterest-bearing deposits	1,689,599	-	-	1,317,091	-	-
Total deposits and interest-bearing liabilities	6,511,142	$5,134	0.31%	4,957,800	$3,245	0.26%
Other liabilities	17,166			20,944
Stockholders' equity	986,325			774,032
Total liabilities and stockholders' equity	$7,514,633			$5,752,776
Net interest income		$62,059			$49,537
Net interest spread (3)			3.51%			3.68%
Net interest margin (4)			3.66%			3.79%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended September 30, 2015 would have been 3.62% compared to a net interest spread of 3.77% for the quarter ended September 30, 2014.

(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Nine months ended			Nine months ended
	September 30, 2015			September 30, 2014
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$5,036,614	$161,246	4.33%	$4,247,723	$136,296	4.30%
Securities
Taxable	689,105	10,859	2.11%	594,069	10,818	2.43%
Tax-exempt (2)	161,558	4,301	4.76%	172,292	4,694	4.86%
Federal funds sold and other	198,470	968	0.65%	145,422	828	0.90%
Total interest-earning assets	6,085,747	177,374	3.94%	5,159,506	$152,636	4.01%
Nonearning assets
Intangible assets	272,732			247,086
Other nonearning assets	292,317			241,094
Total assets	$6,650,796			$5,647,686

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$1,091,866	$1,661	0.20%	$901,330	$1,186	0.17%
Savings and money market	2,126,761	5,027	0.32%	1,954,549	4,245	0.28%
Time	485,935	1,922	0.53%	488,941	2,081	0.54%
Total interest-bearing deposits	3,704,562	8,610	0.31%	3,344,820	7,512	0.29%
Securities sold under agreements to repurchase	66,414	100	0.20%	62,954	101	0.23%
Federal Home Loan Bank advances	357,981	775	0.29%	148,237	460	0.44%
Subordinated debt and other borrowings	134,943	2,731	2.71%	99,363	1,892	2.45%
Total interest-bearing liabilities	4,263,900	12,216	0.38%	3,655,374	9,965	0.35%
Noninterest-bearing deposits	1,491,097	-	-	1,216,881	-	-
Total deposits and interest-bearing liabilities	5,754,997	$12,216	0.28%	4,872,255	$9,965	0.26%
Other liabilities	15,567			18,018
Stockholders' equity	880,232			757,413
Total liabilities and stockholders' equity	$6,650,796			$5,647,686
Net interest income		$165,158			$142,671
Net interest spread (3)			3.56%			3.65%
Net interest margin (4)			3.67%			3.75%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the nine months ended September 30, 2015 would have been 3.65% compared to a net interest spread of 3.74% for the nine months ended September 30, 2014.

(4) Net interest margin is the result of net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	September	June	March	December	September	June
	2015	2015	2015	2014	2014	2014

Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$30,049	17,550	16,915	16,705	21,652	15,678
Other real estate (ORE)	4,773	6,793	8,441	11,186	12,329	12,946
Total nonperforming assets	$34,822	24,343	25,356	27,891	33,981	28,624
Past due loans over 90 days and still
accruing interest	$5,364	483	1,609	322	83	649
Troubled debt restructurings (5)	$8,373	8,703	8,726	8,410	7,606	7,552
Net loan charge-offs	$4,041	1,856	1,432	842	1,580	890
Allowance for loan losses to nonaccrual loans	212.2%	373.6%	391.6%	403.2%	305.6%	426.6%
As a percentage of total loans:
Past due accruing loans over 30 days	0.34%	0.38%	0.30%	0.40%	0.32%	0.45%
Potential problem loans (6)	1.44%	1.86%	1.97%	1.81%	1.98%	1.79%
Allowance for loan losses	1.01%	1.36%	1.43%	1.47%	1.50%	1.55%
Nonperforming assets to total loans and ORE	0.55%	0.50%	0.54%	0.61%	0.77%	0.66%
Nonperforming assets to total assets	0.41%	0.37%	0.40%	0.46%	0.58%	0.49%
Classified asset ratio (Pinnacle Bank) (8)	17.1%	19.0%	20.3%	18.1%	20.0%	18.1%
Annualized net loan charge-offs year-to-date
to avg. loans (7)	0.20%	0.14%	0.13%	0.10%	0.11%	0.09%
Wtd. avg. commercial loan internal risk ratings (6)	4.5	4.5	4.5	4.4	4.5	4.5

Interest rates and yields:
Loans	4.33%	4.27%	4.35%	4.34%	4.34%	4.27%
Securities	2.51%	2.56%	2.79%	2.81%	2.85%	2.93%
Total earning assets	3.93%	3.91%	4.02%	4.00%	4.03%	3.97%
Total deposits, including non-interest bearing	0.24%	0.21%	0.21%	0.20%	0.21%	0.22%
Securities sold under agreements to repurchase	0.22%	0.19%	0.19%	0.19%	0.23%	0.21%
FHLB advances	0.33%	0.23%	0.31%	0.56%	0.44%	0.33%
Subordinated debt and other borrowings	3.16%	2.44%	2.44%	2.48%	2.45%	2.58%
Total deposits and interest-bearing liabilities	0.31%	0.27%	0.26%	0.25%	0.26%	0.27%

Pinnacle Financial Partners capital ratios (8):
Stockholders' equity to total assets	13.3%	12.9%	13.1%	13.3%	13.3%	13.2%
Common equity Tier one capital	8.7%	9.4%	9.4%	10.6%	10.6%	10.5%
Tier one risk-based	9.8%	10.8%	10.8%	12.1%	12.2%	12.1%
Total risk-based	11.4%	12.0%	12.0%	13.4%	13.4%	13.4%
Leverage	10.0%	10.5%	10.4%	11.3%	11.2%	11.0%
Tangible common equity to tangible assets	8.6%	9.5%	9.5%	9.6%	9.5%	9.3%
Pinnacle Bank ratios:
Common equity Tier one	9.1%	10.1%	10.0%	11.4%	11.5%	11.5%
Tier one risk-based	9.1%	10.1%	10.1%	11.4%	11.5%	11.5%
Total risk-based	10.8%	11.2%	11.3%	12.6%	12.8%	12.8%
Leverage	9.4%	9.8%	9.7%	10.6%	10.6%	10.5%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	September	June	March	December	September	June
	2015	2015	2015	2014	2014	2014

Per share data:
Earnings – basic	$0.64	0.65	0.62	0.54	0.52	0.49
Earnings – diluted	$0.62	0.64	0.62	0.53	0.52	0.49
Common dividends per share	$0.12	0.12	0.12	0.08	0.08	0.08
Book value per common share at quarter end (9)	$27.80	23.39	22.98	22.46	21.93	21.47
Tangible common equity per common share at quarter end	$17.09	16.56	16.12	15.57	15.01	14.53

Weighted avg. common shares – basic	37,828,324	35,128,856	35,041,203	34,827,999	34,762,206	34,697,888
Weighted avg. common shares – diluted	38,792,783	35,554,683	35,380,529	35,292,319	35,155,224	35,081,702
Common shares outstanding	40,802,904	35,977,987	35,864,667	35,732,483	35,654,541	35,601,495

Investor information:
Closing sales price	$49.41	54.37	44.46	39.54	36.10	39.48
High closing sales price during quarter	$55.18	54.88	45.19	39.95	39.75	39.48
Low closing sales price during quarter	$45.03	44.25	35.52	34.65	35.21	33.46

Other information:
Gains on mortgage loans sold:
Mortgage loan sales:
Gross loans sold	$145,751	112,609	95,782	94,816	96,050	83,421
Gross fees (10)	$3,186	3,066	2,234	2,359	2,431	1,972
Gross fees as a percentage of loans originated	2.19%	2.72%	2.33%	2.49%	2.53%	2.36%
Net gain on mortgage loans sold	$1,895	1,652	1,941	1,374	1,353	1,669
Investment gains on sales, net (17)	$-	556	6	-	29	-
Brokerage account assets, at quarter-end (11)	$1,731,828	1,783,062	1,739,669	1,695,238	1,658,237	1,680,619
Trust account managed assets, at quarter-end	$839,518	924,605	889,392	764,802	720,071	687,772
Core deposits (12)	$4,832,719	4,608,648	4,412,635	4,381,177	4,260,627	4,245,745
Core deposits to total funding (12)	82.8%	81.8%	81.0%	84.8%	84.6%	85.2%
Risk-weighted assets	$7,425,629	5,829,846	5,591,382	5,233,329	5,049,592	4,924,884
Total assets per full-time equivalent employee	$7,960	8,141	8,153	7,877	7,744	7,734
Annualized revenues per full-time equivalent employee	$308.5	360.0	365.3	336.0	327.0	320.6
Annualized expenses per full-time equivalent employee	$166.7	184.1	192.9	178.6	180.0	181.7
Number of employees (full-time equivalent)	1,073.5	800.5	774.5	764.0	757.5	748.5
Associate retention rate (13)	96.1%	94.7%	94.0%	93.3%	93.5%	93.8%

Selected economic information (in thousands) (14):
Nashville MSA nonfarm employment - August 2015	908.1	906.6	890.9	886.7	884.7	874.3
Knoxville MSA nonfarm employment -August 2015	386.8	387.8	382.7	381.5	378.9	373.4
Chattanooga MSA nonfarm employment - August 2015	245.0	245.4	242.5	240.7	240.2	238.6
Memphis MSA nonfarm employment - August 2015	620.5	621.8	618.7	617.5	618.1	613.7

Nashville MSA unemployment - August 2015	4.3%	4.6%	4.6%	5.2%	5.3%	5.2%
Knoxville MSA unemployment -August 2015	5.0%	5.4%	5.3%	6.1%	6.2%	6.1%
Chattanooga MSA unemployment - August 2015	5.6%	5.6%	5.7%	6.3%	6.5%	6.4%
Memphis MSA unemployment - August 2015	6.5%	6.5%	6.5%	7.4%	7.6%	7.5%

Nashville residential median home price - September 2015	$236.9	240.0	222.4	213.5	211.4	222.0
Nashville inventory of residential homes for sale- September 2015 (16)	8.7	9.2	8.2	7.6	9.9	10.6

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	September	June	March	December	September	June
(dollars in thousands, except per share data)	2015	2015	2015	2014	2014	2014

Net interest income	$62,059	51,831	51,269	50,313	49,537	47,226

Noninterest income	21,410	20,019	18,493	14,384	12,888	12,598
Less: Investment gains on sales, net	-	(556)	(6)	-	(29)	-
Noninterest income excluding investment
gains on sales, net	21,410	19,463	18,487	14,384	12,859	12,598
Total revenues excluding the impact of investment
gains on sales, net	83,469	71,294	69,756	64,697	62,396	59,824

Noninterest expense	45,107	36,747	36,831	34,391	34,360	33,902
Less: Other real estate expense	(686)	(115)	395	(630)	417	226
FHLB prepayment charges	-	479	-	-	-	-
Merger related expenses	2,249	59	-	-	-	-
Noninterest expense excluding the impact of
other real estate expense, FHLB prepayment charges and
merger related expenses	43,544	36,324	36,436	35,021	33,943	33,676

Adjusted pre-tax pre-provision income (15)	$39,925	34,970	33,320	29,676	28,453	26,148

Efficiency Ratio (4)	54.0%	51.1%	52.8%	53.2%	55.0%	56.7%
Adjustment due to investment gains, ORE expense,
FHLB prepayment charges and merger related expense)	-1.9%	-0.2%	-0.6%	1.0%	-0.6%	-0.4%
Efficiency Ratio (excluding investment gains, ORE expense,
FHLB prepayment charges and merger related expenses)	52.2%	50.9%	52.2%	54.1%	54.4%	56.3%

Total average assets	$7,514,633	6,319,712	6,102,523	5,855,421	5,752,776	5,673,615

Noninterest expense (excluding ORE expense, FHLB
prepayment charges and merger related expenses)
to avg. assets (1)	2.30%	2.31%	2.42%	2.37%	2.34%	2.38%

Earnings per share excluding merger related expenses
Net income	$24,149	22,664	21,843	18,737	18,197	17,170
Merger related expenses	2,249	59	-	-	-	-
Tax effect on merger related expenses	(882)	(23)	-	-	-	-
Net income less merger related expenses	$25,515	22,746	21,843	18,737	18,197	17,170

Basic earnings per share	$0.64	0.65	0.62	0.54	0.52	0.49
Adjustment to basic earnings per share due to merger related expenses	0.04	-	-	-	-	-
Basic earnings per share excluding merger related expenses	$0.67	0.65	0.62	0.54	0.52	0.49

Diluted earnings per share excluding merger related expenses	$0.62	0.64	0.62	0.53	0.52	0.49
Adjustment to diluted earnings per share due to merger related expenses	0.04	-	-	-	-	-
Diluted earnings per share excluding merger related expenses	$0.66	0.64	0.62	0.53	0.52	0.49

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	September	June	March	December	September	June
(dollars in thousands, except per share data)	2015	2015	2015	2014	2014	2014

Net income	$24,149	22,665	21,843	18,737	18,197	17,170
Merger related expenses	2,249	59	-	-	-	-
Tax effect on merger related expenses	(882)	(23)	-	-	-	-
Net income less merger related expenses	$25,515	22,747	21,843	18,737	18,197	17,170

Return on average assets	1.27%	1.44%	1.45%	1.27%	1.25%	1.21%
Adjustment due to merger related expenses	0.07%	0.00%	0.00%	0.00%	0.00%	0.00%
Return on average assets (excluding merger related expenses)	1.35%	1.44%	1.45%	1.27%	1.25%	1.21%

Tangible assets:
Total assets	$8,544,799	6,516,544	6,314,346	6,018,248	5,865,703	5,788,792
Less: Goodwill	(425,151)	(243,291)	(243,443)	(243,529)	(243,533)	(243,550)
Core deposit and other intangible assets	(11,641)	(2,438)	(2,666)	(2,893)	(3,129)	(3,365)
Net tangible assets	$8,108,007	6,270,815	6,068,237	5,771,827	5,619,041	5,541,877

Tangible equity:
Total stockholders' equity	$1,134,226	841,390	824,151	802,693	781,934	764,382
Less: Goodwill	(425,151)	(243,291)	(243,443)	(243,529)	(243,533)	(243,550)
Core deposit and other intangible assets	(11,641)	(2,438)	(2,666)	(2,893)	(3,129)	(3,365)
Net tangible common equity	$697,434	595,661	578,042	556,271	535,272	517,467

Ratio of tangible common equity to tangible assets	8.60%	9.50%	9.53%	9.64%	9.53%	9.34%

Average tangible equity:
Average stockholders' equity	$986,325	836,791	815,706	796,338	774,032	757,089
Less: Average goodwill	(297,495)	(243,383)	(243,505)	(243,531)	(243,544)	(243,559)
Core deposit and other intangible assets	(6,662)	(2,581)	(2,809)	(3,040)	(3,278)	(3,484)
Net average tangible common equity	$682,168	590,827	569,392	549,767	527,210	510,046

Return on average tangible common equity (1)	14.04%	15.39%	15.56%	13.52%	13.69%	13.50%
Adjustment due to merger related expenses	0.79%	0.06%	0.00%	0.00%	0.00%	0.00%
Return on average tangible common equity
(excluding merger related expenses)	14.84%	15.44%	15.56%	13.52%	13.69%	13.50%

Total average assets	$7,514,633	6,319,712	6,102,523	5,855,421	5,752,776	5,673,615

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Troubled debt restructurings include loans where the company, as a result of the borrower's financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a significant period of time, extending the maturity of the loan, etc.).  All of these loans continue to accrue interest at the contractual rate.

6. Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A "1" risk rating is assigned to credits that exhibit Excellent risk characteristics, "2" exhibit Very Good risk characteristics, "3" Good, "4" Satisfactory, "5" Acceptable or Average, "6" Watch List, "7" Criticized, "8" Classified or Substandard, "9" Doubtful and "10" Loss (which are charged-off immediately).  Additionally, loans rated "8" or worse that are not nonperforming or restructured loans are considered potential problem loans.  Generally, consumer loans are not subjected to internal risk ratings. This average is for PNFP legacy loans only.

7. Annualized net loan charge-offs to average loans ratios are computed by annualizing year-to-date net loan charge-offs and dividing the result by average loans for the year-to-date period.
8. Capital ratios are calculated using regulatory reporting regulations enacted for such period and are defined as follows:
Equity to total assets – End of period total stockholders' equity as a percentage of end of period assets.
Tangible common equity to total assets - End of period total stockholders' equity less end of period goodwill, core deposit and other intangibles as a percentage of end of period assets.
Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Classified asset - Classified assets as a percentage of Tier 1 capital plus allowance for loan losses.
Tier one common equity to risk weighted assets - Tier 1 capital (pursuant to risk-based capital guidelines) less the amount of any preferred stock or subordinated indebtedness that is considered as a component of tier 1 capital as a percentage of total risk-weighted assets.
9. Book value per share computed by dividing total stockholders' equity less preferred stock and common stock warrants by common shares outstanding.
10. Amounts are included in the statement of operations in "Gains on mortgage loans sold, net", net of commissions paid on such amounts.
11. At fair value, based on information obtained from Pinnacle's third party broker/dealer for non-FDIC insured financial products and services.
12. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000.
The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

13. Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.

14. Employment and unemployment data is from BERC- MTSU & Bureau of Labor Statistics.  Labor force data is seasonally adjusted.  The most recent quarter data presented is as of the most recent month that data is available as of the release date.  Historical data is subject to update by the BERC- MTSU & Bureau of Labor Statistics. Historical data is presented based on the most recently reported data available by the BERC- MTSU & Bureau of Labor Statistics.  The Nashville home data is from the Greater Nashville Association of Realtors.

15. Adjusted pre-tax, pre-provision income excludes the impact of investment gains and losses on sales and impairments, net as well as other real estate owned expenses and FHLB restructuring charges.
16. Represents one month's supply of homes currently listed with MLS based on current sales activity in the Nashville MSA.
17. Represents investment gains (losses) on sales and impairments, net occurring as a result of both credit losses and losses incurred as the result of a change in management's intention to sell a bond prior to the recovery of its amortized cost basis.

18. The dividend payout ratio is calculated as the sum of the annualized dividend rate divided by the trailing 12-months fully diluted earnings per share as of the dividend declaration date.